Exhibit 99.1

Move, Inc. Announces First Quarter 2010 Financial Results

CAMPBELL, Calif.--(BUSINESS WIRE)--May 6, 2010--Move, Inc. (NASDAQ:MOVE) reported financial results for the first quarter ended March 31, 2010.

Revenue in the first quarter of 2010 was $48.6 million, compared to $54.9 million in the first quarter of 2009. Net loss applicable to common stockholders, including discontinued operations, was $20.3 million, or $0.13 loss per share, compared to a net loss of $10.2 million, or a loss of $0.07 per share in the first quarter of 2009. Net loss in the March 2010 quarter included an impairment charge of approximately $19.6 million related to our sale of auction rate securities as previously disclosed, with an impact of $0.13 per share. Non-GAAP Adjusted EBITDA (earnings from continuing operations before interest, taxes, stock-based compensation and charges, depreciation, amortization and other non-recurring charges) for the first quarter of 2010 was $5.2 million, or 11% of revenue, compared to $6.7 million, or 12% of revenue, for the first quarter of 2009. The Company has reported Adjusted EBITDA because management uses it to monitor and assess the Company's performance and believes it is helpful to investors in understanding the Company's business.

"The new year started on a positive note and we see the early signs of stabilization in our core business backed by strong progress in improving our technology," said Steve Berkowitz, chief executive officer at Move, Inc. “In the next few weeks we plan to release the beta version of our new Realtor.com platform. This relaunch leverages a completely new back end infrastructure that will enable a richer, more valuable online real estate experience for consumers and real estate professionals. With this improved platform, we will be positioned to take full advantage of Move’s market leading assets, including the richest and up-to-date real estate data, our deep relationships with hundreds of thousands of real estate professionals, and a dominant connection with consumers who trust Move to provide the most accurate and relevant content regarding their real estate needs.”

BUSINESS OUTLOOK

Move today provided guidance for the quarter ending June 30, 2010. For the quarter ending June 30, 2010, Move expects revenue to range between $48.5 - $49.5 million and expects to report Adjusted EBITDA margin range between 10% - 11%.

Move also provided updated guidance for the fiscal year ending December 31, 2010. The Company currently expects revenue to range between $191 million and $195 million, with an Adjusted EBITDA target of approximately 10% - 11%.

Conference Call

As previously announced, Move, Inc. will host a conference call, which will be broadcast live over the Internet today, Thursday, May 6, 2010, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). In order to participate in the call, please dial (888) 396-2384, or if outside the U.S., (617) 847-8711 with passcode 14549956, at least five minutes prior to the 1:30 p.m. PT start time. A live webcast and replay of the call will also be available at http://investor.move.com under the Event Calendar menu. An audio replay will be available between 8:00 p.m. ET, May 6, 2010, and 11:59 p.m. ET, May 17, 2010, by calling (888) 286-8010, or (617) 801-6888, with passcode 44883425.

For additional information regarding the Company's results, please go to the "SEC Filings" section at http://investor.move.com to view annual reports as filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2009 on March 5, 2010. Move’s Form 10-Q for the quarter ended March 31, 2010 is expected to be filed with the Securities and Exchange Commission on, or before, May 10, 2010.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States ("GAAP"), Move uses a non-GAAP measure of loss from continuing operations excluding interest income, net, provision for income taxes, impairment of auction rate securities and litigation settlement charges and certain other non-cash and non-recurring items, principally depreciation, amortization and stock-based compensation and other charges, which is referred to as Adjusted EBITDA. The Company has also presented a non-GAAP table of Financial Data for the three month periods ended March 31, 2010 and 2009 that extracts stock-based compensation under ASC Topic 718 “Compensation – Stock Compensation.” A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables. These non-GAAP adjustments are provided to enhance the user's overall understanding of Move's current financial performance and its prospects for the future and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures are the primary basis management uses for planning and forecasting its future operations. Move believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results and a more consistent basis for comparison between quarters and should be carefully evaluated.

This press release may contain forward-looking statements, including information about management's view of Move's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Move's future results. The forward-looking statements included in this press release are made only as of the date hereof. Move cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

ABOUT MOVE, INC.

Move, Inc. (NASDAQ:MOVE) is the leader in online real estate with 8.7 million [1] monthly visitors to its online network of websites. Move, Inc. operates: Move.com, a leading destination for information on new homes and rental listings, moving, home and garden and home finance; REALTOR.com®, the official Web site of the National Association of REALTORS®; Moving.com; SeniorHousingNet; and TOP PRODUCER Systems. Move, Inc. is based in Campbell, California. For more information: www.move.com.

[1] comScore Media Metrics, March 2010

MOVE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009
	(unaudited)

Revenue	$48,643	$54,868
Cost of revenue (1)	10,928	12,647
Gross profit	37,715	42,221

Operating expenses: (1)
Sales and marketing	18,332	20,762
Product and web site development	8,526	6,383
General and administrative	10,689	23,637
Amortization of intangible assets	105	151
Total operating expenses	37,652	50,933
Operating income (loss) from continuing operations	63	(8,712)

Interest income, net	556	135
Earnings of unconsolidated joint venture	106	—
Impairment of auction rate securities	(19,559)	—
Other income (expense), net	(33)	105
Loss from continuing operations before income taxes	(18,867)	(8,472)

Provision for income taxes	63	96

Loss from continuing operations	(18,930)	(8,568)

Loss from discontinued operations	—	(356)
Net loss	(18,930)	(8,924)

Convertible preferred stock dividend and related accretion	(1,333)	(1,298)
Net loss applicable to common stockholders	$(20,263)	$(10,222)

Basic and diluted net loss per share applicable to common stockholders:
Continuing operations	$(0.13)	$(0.06)
Discontinued operations	—	(0.00)
Basic and diluted net loss per share applicable to common stockholders:	$(0.13)	$(0.07)

Shares used in calculation of net loss per share applicable to common stockholders:

Basic and diluted	154,507	153,119

(1) Includes stock-based compensation as follows:

Cost of revenue	$47	$37
Sales and marketing	410	273
Product and web site development	482	140
General and administrative	953	10,038
	$1,892	$10,488

MOVE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2010	December 31, 2009

ASSETS
Current assets:
Cash and cash equivalents	$108,055	$106,847
Short-term investments	109,841	—
Accounts receivable, net	10,240	10,782
Other current assets	11,506	12,101
Total current assets	239,642	129,730

Property and equipment, net	22,110	21,139
Long-term investments	—	111,800
Investment in unconsolidated joint venture	6,755	6,649
Goodwill, net	16,969	16,969
Intangible assets, net	3,355	3,460
Other assets	1,443	1,548
Total assets	$290,274	$291,295

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,106	$5,545
Accrued expenses	16,768	18,335
Deferred revenue	15,988	15,951
Line of credit	64,173	64,630
Total current liabilities	102,035	104,461

Other non-current liabilities	1,473	1,096
Total liabilities	103,508	105,557

Series B convertible preferred stock	112,874	111,541

Stockholders’ equity:
Series A convertible preferred stock	—	—
Common stock	156	156
Additional paid-in capital	2,114,984	2,112,613
Accumulated other comprehensive income	471	(17,116)
Accumulated deficit	(2,041,719)	(2,021,456)
Total stockholders’ equity	73,892	74,197

Total liabilities and stockholders’ equity	$290,274	$291,295

MOVE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2010	2009

Cash flows from continuing operating activities:
Loss from continuing operations	$(18,930)	$(8,568)
Adjustments to reconcile loss from continuing operations to net cash provided by continuing operating activities:
Depreciation	2,601	2,619
Amortization of intangible assets	105	151
Provision for doubtful accounts	(198)	542
Impairment of auction rate securities	19,559	—
Stock-based compensation and charges	2,068	10,637
Earnings of unconsolidated joint venture	(106)	—
Change in market value of embedded derivative liability	—	(90)
Other non-cash items	(76)	(20)
Changes in operating assets and liabilities, net of discontinued operations:
Accounts receivable	740	675
Other assets	523	(1,029)
Accounts payable and accrued expenses	(1,628)	3,984
Deferred revenue	37	(2,821)

Net cash provided by continuing operating activities	4,695	6,080
Net cash used in discontinued operating activities	—	(468)
Net cash provided by operating activities	4,695	5,612

Cash flows from investing activities:
Purchases of property and equipment	(3,509)	(2,097)
Proceeds from the sale of marketable equity securities	14	—
Proceeds from sale of assets	—	2
Net cash used in investing activities	(3,495)	(2,095)

Cash flows from financing activities:
Proceeds from exercise of stock options and share issuances under employee stock purchase plans	303	9
Restricted cash	162	10
Proceeds from line of credit	64,700	—
Principal payments on line of credit	(65,157)	—
Tax payment related to net share settlements of restricted stock awards	—	(1,064)
Payments on capital lease obligations	—	(251)
Net cash provided by (used in) financing activities	8	(1,296)

Change in cash and cash equivalents	1,208	2,221

Cash and cash equivalents, beginning of period	106,847	108,935

Cash and cash equivalents, end of period	$108,055	$111,156

MOVE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

LOSS FROM CONTINUING OPERATIONS EXCLUDING INTEREST INCOME, PROVISION FOR INCOME TAXES, STOCK-BASED COMPENSATION AND CHARGES, DEPRECIATION, AMORTIZATION,  IMPAIRMENT OF AUCTION RATE SECURITIES AND NON-RECURRING SEVERANCE COSTS (EBITDA)

(in thousands)

	Three Months Ended March 31,
	2010	2009
	(unaudited)

Loss from continuing operations	$(18,930)	$(8,568)

Plus:
Interest income, net	(556)	(135)
Provision for income taxes	63	96
Stock-based compensation	1,892	10,488
Stock-based charges	176	149
Depreciation	2,601	2,619
Impairment of auction rate securities	19,559	—
Amortization of intangible assets, including unconsolidated joint venture	387	151
Non-recurring severance costs	—	1,900
Adjusted EBITDA	$5,192	$6,700

MOVE, INC.
OPERATING RESULTS
NET OF STOCK-BASED COMPENSATION EXPENSE
(in thousands)

	Three Months Ended
	March 31, 2010
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-Based Compensation
Revenue	$48,643	$—	$48,643
Cost of revenue	10,928	(47)	10,881
Gross profit	37,715	47	37,762

Sales and marketing	18,332	(410)	17,922
Product and web site development	8,526	(482)	8,044
General and administrative	10,689	(953)	9,736
Amortization of intangibles	105	—	105
Total operating expenses	37,652	(1,845)	35,807

Operating income from continuing operations	$63	$1,892	$1,955

	Three Months Ended
	March 31, 2009
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-Based Compensation
Revenue	$54,868	$—	$54,868
Cost of revenue	12,647	(37)	12,610
Gross profit	42,221	37	42,258

Sales and marketing	20,762	(273)	20,489
Product and web site development	6,383	(140)	6,243
General and administrative	23,637	(10,038)	13,599
Amortization of intangibles	151	—	151
Total operating expenses	50,933	(10,451)	40,482

Operating income (loss) from continuing operations	$(8,712)	$10,488	$1,776

CONTACT:
The Blueshirt Group
Todd Friedman, 415-217-7722
todd@blueshirtgroup.com
Stacie Bosinoff, 415-217-7722
Stacie@blueshirtgroup.com